6.2 NOTE AND MORTGAGE DATED APRIL 12, 1996 BY AND BETWEEN THE COMPANY AND BAR K, INC. IN CONNECTION WITH THE ACQUISITION OF THE COMPANY'S WINERY

-----------------------------------------------------------------------------
                        NOTE SECURED BY DEED OF TRUST
                 (This Note Contains An Acceleration Clause)
-----------------------------------------------------------------------------

                   Straight Note-Interest Only Installments

                           San Leandro, California

$1,680,000.00                                            Date: April 12, 1996

In installments as herein states, for value received, the undersigned, promise to pay to BAR K, INC. a California corporation, or order ("Lender"), at 432 Estudillo Avenue, San Leandro, CA 94577, or other place that may be designated by Lender through written notice to the undersigned, the sum of:

$1,680,000.00 (ONE MILLION SIX HUNDRED EIGHTY THOUSAND DOLLARS)

with interest from the date of funding (which is April 15, 1996) on the unpaid principal balance outstanding from time to time at the rate of interest stated below, payable in interest only monthly installments in the amount stated below, due on the 15th day of each month, beginning on May 15, 1996 and continuing monthly thereafter until maturity, April 15, 2002, at which time all sums of principal and interest then remaining unpaid shall be due and payable in full.

The rate of interest for the first year of the term of this promissory note shall be NINE per cent (9%) per annum;

The rate of interest for the second year of the term of this promissory note shall be TEN per cent (10%) per annum;

The rate of interest for the third year of the term of this promissory note shall be ELEVEN per cent (11%) per annum;

The rate of interest for the fourth through sixth years of the term of this promissory note shall be TWELVE per cent (12%) per annum.

The monthly installments for the first year of the term of this promissory note shall be $12,600.00 per month (subject to adjustment based upon adjustments to the principal balance from time to time). The monthly installments for the second year of the term of this promissory note shall be $14,000.00 per month (subject to adjustment based upon adjustments to the principal balance from time to time). The monthly installments for the third year of the term of this promissory note shall be $15,400.00 per month (subject to adjustment based upon adjustments to the principal balance from time to time). The monthly installments for the fourth through sixth years of the term of this promissory note shall be $16,800.00 per month (subject to adjustment based upon adjustments to the principal balance from time to time).

The undersigned shall make a principal payment of at least $200,000.00 on or before October 15,1996.

Each payment shall be credited first to interest then due and payable and the remainder on principal and interest shall thereupon cease upon the principal so credited. Upon default in any payment of any installment, then the balance of this obligation shall become due immediately at the option of the Lender hereof. Principal and interest is payable in lawful money of the United States of America.


PROMISSORY NOTE                                                 Page 1 of 3

-----------------------------------------------------------------------------
                        NOTE SECURED BY DEED OF TRUST
                 (This Note Contains An Acceleration Clause)
-----------------------------------------------------------------------------

If this note is not paid when due, the undersigned promise to pay, in addition to the principal and interest due under this note, all costs of collection and any reasonable attorney's fees incurred by the Lender thereof on account of such collection, whether or not suit is filed hereon. The undersigned consents to renewals, replacements and extensions of time for payment hereof before, at, or after maturity; consents to acceptance of security for this Note and waives demand, protest and any applicable statute of limitations.

If any installment due hereunder is delinquent more than 10 days, the undersigned agrees to pay a late charge on each such installment of 10% of the delinquent payment. All late payment charges are to be paid immediately upon demand.

In addition, if any balloon payment is delinquent more than 10 days, the undersigned agrees to pay a late charge equivalent to the maximum late charge which could be assessed on the largest single regular installment due under this note. This late charge on the balloon payment is to continue to be assessed for each subsequent period of time equal to the regular installment period under this note until the balloon payment and other fees, interest and charges due under this note are paid in full.

The undersigned and Lender agree that it would be difficult to determine the actual damages to the Beneficiary or Beneficiaries agent for the return of an unpaid check provided by undersigned. It is hereby agreed the undersigned will pay one per cent (1%) or $25.00, whichever is greater. Such amount is in addition to any late charge or default interest which may be applicable. This amount is in lieu of any statutory monetary penalty, if any. However, Lender does not waive any other rights that may be awarded under any statute.

The principal and accrued interest on this loan may be prepaid in whole or in part at any time without penalty. In the event that the undersigned prepays a portion of the principal on this note, then the monthly interest installments due under this note shall also be changed to reflect the new principal amount.

The Note is secured by a Deed of Trust of even date herewith which contains the following provision:

         In the event of sale, transfer, conveyance or alienation of said property, or any part thereof, or any interest therein, whether voluntary or involuntary, Beneficiary shall have the right of acceleration, at its option, to declare the note secured by this Deed of Trust, irrespective of the maturity date expressed therein, and without demand or notice, immediately due and payable. No waiver of this right shall be effective unless it is in writing. Consent by Beneficiary to one such transaction shall not constitute waiver of the right to require such consent in succeeding transactions.

THIS NOTE IS SUBJECT TO SECTION 2966 OF THE CIVIL CODE, WHICH PROVIDES THAT THE HOLDER OF THIS NOTE SHALL GIVE WRITTEN NOTICE TO THE TRUSTOR, OR HIS SUCCESSOR IN INTEREST, OF PRESCRIBED INFORMATION AT LEAST 90 AND NOT MORE THAN 150 DAYS BEFORE ANY BALLOON PAYMENT IS DUE.


PROMISSORY NOTE                                                 Page 2 of 3

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                        NOTE SECURED BY DEED OF TRUST
-----------------------------------------------------------------------------

ANY INTEREST WHICH BECOMES DUE UNDER THIS NOTE WHICH REMAINS DUE FOR MORE THAN ONE MONTH SHALL ACQUIRE INTEREST AT THE SAME RATE AND UPON THE SAME TERMS AS THE PRINCIPAL UNDER THIS NOTE. IF THIS NOTE IS IN DEFAULT FOR MORE THAN ONE MONTH, THEN THE INTEREST RATE OF THIS NOTE SHALL BE INCREASED TO AN AMOUNT EQUAL TO THE INTEREST RATE THEN DUE AS STATED ON THE FIRST PAGE OF THIS NOTE PLUS FIVE PER CENT (5%). ANY PRINCIPAL BALANCE OUTSTANDING PAST THE DUE DATE OF THIS NOTE SHALL BEAR INTEREST EQUAL TO THE HIGHEST INTEREST RATE STATED IN THIS NOTE PLUS FIVE PER CENT (5%).

Executed on 17th of April, 1996 by (the "Undersigned").

A.W.G., LTD.,


    /S/ Darla Perkins
--------------------------
By:  Darla Perkins
Its: President



                   This Note is secured by a Deed of Trust


PROMISSORY NOTE                                                 Page 3 of 3

BAR-K INC.                             1996 009448
432 Estudillo Avenue                   OFFICIAL RECORDS OF
San Leandro, CA 94577                  NAPA COUNTY
                                  AT REQUEST OF:
                                       H. KATHLEEN BONDS
                                       04/19/1996   12:01 PM
                                       Fee: $ 35.00   Pgs: 8
                                       TT:  $   .00
Loan No:   A0060                       (This space for recorders use only)

-----------------------------------------------------------------------------

            DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF RENTS RIDER
             (This Deed of Trust contains an Acceleration Clause)


This DEED OF TRUST made April 12, 1996 between:

         A W G, LTD., _____________________________ a Nevada corporation herein call Trustor, whose address is:  1370 TRANCAS STREET #218,
                                        NAPA, CA 94558

and Bar-K Inc., a California corporation                     herein called
TRUSTEE, and

         BAR-K INC., a California corporation






herein called BENEFICIARY;

WITNESSETH: The Trustor irrevocably GRANTS, TRANSFERS, AND ASSIGNS TO TRUSTEE, in Trust, with POWER OF SALE, that promptly in the State of California, in the City of NAPA , County of NAPA described as:

         SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF FOR COMPLETE LEGAL DESCRIPTION. A.P.N.: 036-170-035 AND 036-170-034

         Property commonly known as: 4162 BIG RANCH ROAD, NAPA, CA

         Any advances made by beneficiary or other entities to protect their interest in this Deed of Trust shall earn interest at the rate of interest on the Note that secures this Deed of Trust and can be added to the principal balance of said note.

Together with all rights and interest of Trustor to all appurtenances, easements, community interests and licenses, and to oil, mineral, gas, water, water certificates, and hydrocarbon rights, leases and overriding royalties therein, and all of these, whether appurtenant, riparian or appropriative.


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
FOR THE PURPOSE OF SECURING:

(1) Performance of each agreement of Trustor incorporated be reference or contained herein;

(2) Payment of the indebtedness evidenced by ONE PROMISSORY NOTE of even date herewith and any amounts that may become due thereunder, and all extensions, modifications, or renewals thereof, in the principal sum of $ 1,680,000.00, executed by Trustor and payable to Beneficiary or order;

(3) Payment of all sums of money, with interest thereon, which may be paid out or advanced by or may otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust.

In the event of sale, transfer, conveyance or alienation of said property, or any part thereof, or any interest therein, whether voluntary or involuntary, Beneficiary shall have the right of acceleration, at it's option, to declare the note secured by this Deed of Trust, irrespective of the maturity date expressed therein, and without demand or notice, immediately due and payable. No waiver of this right shall be effective unless it is in writing. Consent by Beneficiary to one such transaction shall not constitute waiver of the right to require such consent in succeeding transactions.

To protect the security of this Deed of Trust, and with respect to the property described above, Trustor expressly makes each of all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth as follows:

(1) To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to keep al buildings, structures and other improvements now or hereafter situated on the above described property at all times entirely free of dry rot, fungus, rust, decay, termites, and any other destructive insects or elements to pay when due all claims for labor performed and materials furnished therefore to comply with all laws affecting said property or requiring any alterations or improvements to be made thereon; not to commit waste or permit waste thereof, not to commit, suffer or permit any act upon said property in violation of law; to conju, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general. Either Beneficiary or Trustee, or both, at any time during the continuation of the Deed of Trust, may enter upon and inspect said property provided such entry is reasonable as to time and manner.

(2) To provide, maintain and deliver to Beneficiary fire insurance satisfactory and with loss payable to Beneficiary. The amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any Default or Notice of Default hereunder or invalidate any act done pursuant to such notice.

(3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary, or Trustee: and to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum, in any such action or proceeding instituted by Beneficiary or Trustee to protect or enforce the security of this Deed of Trust or the obligations secured hereby.

(4) To pay at least ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances, charges and liens, with interest, on said property or any part appear to be prior or superior hereto; all costs, fees and expenses of this Trust.

(5) Should Trustor fall to make any payments or to do any acts as herein provided, then Beneficiary or Trustee, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may does necessary to protect the security thereof. Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary of Trustor, pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior thereto; and in exercising any such powers, pay necessary expenses, employ counsel and pay his reasonable fees.

(6) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with incorrect from the date of expenditure at the rate prescribed in the Note. Should any additional funds be advanced on any not secured by a Trust Deed now of record, or should any charge be made in the time or manner of paying such note, or should any other action be taken by the undersigned with respect to such note whereby the security herein provided for shall be impaired in any manner whatsoever, then the Note secured hereby shall, at the option of the lender, immediately becomes due and payable.

(7) Any award of damages or sums received in settlement in connection with any condemnation for public use of or any injury to said property or any part thereof from any cause, is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

(8) If the security for this Deed of Trust is a leasehold estate, Trustor agrees not to amend, change or modify his leasehold interest, or may of the terms thereof or agree to do it, without the written consent of the Beneficiary being first obtained. In the event of a violation of this provision, Beneficiary shall have the right, at its option, to declare all sums secured hereby immediately due and payable.

(9) By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his right either to require prompt payment when due of all sums so secured or to declare default for failure to so pay.


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
Notwithstanding any provision herein or in the Note secured hereby to the contrary, Beneficiary or Trustee shall have the absolute right to direct manner, order and amount in which payments shall be applied upon or allocated among the various items composing Trustor's indebtedness secured hereby.

In the event of default in the payment of any of the moneys to be paid under the terms of the Note secured hereby or in the performance of any of the covenants and obligations of this Deed of Trust, then any funds in the possession of the Beneficiary, or other credits to which the Trustor would otherwise be entitled may, at the option of the Beneficiary, be applied to the payment of any obligation secured hereby in such order as the Beneficiary may, in its sole discretion determine.

(10) At any time or from time to time, without liability therefore and without notice upon written request of Beneficiary and presentation of this Deed and said Note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may reconvey any part of said property; consent to the making of any map or plat thereof, join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge thereof. Trustee may, but shall be under no obligation or duty to, appear in or defend any action or proceeding purporting to affect said property or the title thereto, or purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee.

(11) Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and said Note to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as the "person or persons legally entitled thereto". The Trustee may destroy said Note, this Deed of Trust (and any other documents related thereto) upon the first to occur of the following: 5 years after issuance of a full reconveyance; or, recordation or the Note and Deed of Trust in a form or medium which permits their reproduction for 5 years following issuance of a full reconveyance.

(12) The Deed applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devises, administrators, executors, successors and assigns. The term Beneficiary shall mean, the owner or holder, including pledges, of the Note secured hereby, whether or not named as Beneficiary herein. In this Deed, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. As used herein, "fixtures" includes but is not limited to carpeting, built-in appliances, draperies and drapery rods, shrubs, water tanks, plumbing, machinery, air conditioners, ducts, and the like.

(13) Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

(14) Trustor agrees to pay Beneficiary or his agent, the maximum legal charge for a statement regarding the Trust Deed obligation herein. A statement includes but is not limited to a Beneficiary Statement, Credit Statement and any statement evidencing the debt.

(15) Acceptance by Beneficiary of a partial payment on account, after Notice of Default has been recorded, shall not be construed as curing the default nor as a waiver of past or future delinquencies of Trust Deed payment.

(16) Upon default by Trustor in payment of any indebtedness secured hereby or in performances of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written Notice of Default and of election to cause to be sold said property, which notice Trustee shall cause to be filed for record. Trustee shall be entitled to rely upon the correctness of such notice. Beneficiary also shall deposit with Trustee this Deed, said Note and all documents evidencing expenditures secured hereby.

After the lapse of such time as then may be required by law following the recordation of said Notice of Default and Notice of Sale having been given as than required by law, Trustee, without demand on Trustor, shall sell said property at the time and place fixed by it in said Notice of Sale, either as a whole or in separate parcels and in such order as it may determine (but subject to any statutory right of Trustor to direct the order in which said property, if consisting of several lots or parcels, shall be sold), at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time and place of sale, and from time to time thereafter, may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, expressed or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person including the Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the rate prescribed in the Note; all other sums then secured thereby; and the remainder, if any, to the person or persons legally entitled thereto.

(17) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties.

Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed is recorded and the name and address of the new Trustee. If Notice of Default shall have been recorded, this power of substitution cannot be exercised until after the costs, fees and expenses of the then acting Trustee shall have been paid to such Trustee, who shall endorse receipt thereof upon such instrument of substitution. The procedure herein provided for substitution of Trustees shall not be exclusive of other provisions for substitution provided by law.


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
(18) If the security under this Deed of Trust is a condominium or a community apartment or planned development project, Trustor agrees to perform each and every obligation of the owner of such condominium or interest in such project under the declaration of covenants, conditions and restrictions or bylaws or regulations pertaining to such condominium or project. Upon the request of Beneficiary, Trustor agrees to enforce against other owners in such condominium or protect each and every obligation to be performed by them, if the same have not been performed or if valid legal steps have not been taken to enforce such performance within ninety (90) days after such request is made.




IT IS AGREED BY THE UNDERSIGNED THRUSTOR THAT THE ATTACHED 'ABSOLUTE ASSIGNMENT OF RENTS RIDER' IS INCORPORATED HERETO AND IS MADE A PART HEREOF.

This undersigned Trustor(s), requests that a copy of any Notice of Default and any Notice of Sale hereunder be mailed to him at his address hereinbefore set forth.

SIGNATURE OF TRUSTOR                        SIGNATURE OF TRUSTOR


By:   /S/   Darla Perkins
   -----------------------------            ---------------------------------
A W G , LTD., a          Nevada Corporation
By:  DARLA PERKINS    PRESIDENT






State of California                 }
                                    }ss.
County of NAPA                      }
On April 17, 1996 before me, Brenda K. Flannery ,
Notary Public, personally appeared:

Darla Perkins, President
-------------------------------
[   ] personally known to me; or
[ X ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) IS/HER/THEIR autorized capacity(ies), and that by HIS/HER/THEIR signature(s) on the instrument the person or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Brenda K. Flannery
-------------------------------
Notary Signature

                                             BRENDA K. FLANNERY
                                             COMM. #1071068
                                             NOTARY PUBLIC - CALIFORNIA
                                             NAPA COUNTY
                                             My Comm. Expires SEPT. 4, 1999


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
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                      ABSOLUTE ASSIGNMENT OF RENTS RIDER
-----------------------------------------------------------------------------

This ABSOLUTE ASSIGNMENT OF RENTS made April 12, 1996 between:

A W G , a  ______________________ Nevada corporation

hereinafter referred to as "Assignor" (also known as Trustor under the Deed of Trust of same date of which this document is a rider thereto)and:

BAR-K INC., a California corporation




hereinafter referred to as "Assingee" (also known as Beneficiary under the Deed of Trust of same date of which this document is a rider thereto) hereby agree to the following:

A. Assignor is the record fee owner of the certain real property (the "Property" hereinafter), consisting of an improved multiple rental unit building located in the County of NAPA , State of California described as:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF FOR COMPLETE LEGAL DESRIPTION. A.P.N.: 036-170-035 AND 036-170-034

Property commonly known as: 4162 BIG RANCH ROAD, NAPA, CA

Any advances made by beneficiary or other entities to protect their interest in this Deed of Trust shall earn interest at the rate of interest on the Note that secures this Deed of Trust and can be added to the principal balance of said note.

B. Assignor, as Trustor, has executed a Deed of Trust in favor of Assignee, as Beneficiary, to secure a loan made by Assignee to Assignor. Said Deed of Trust incorporates this document by reference.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, the parties hereto agree as follows:

1. Assignor grants, transfers and assigns to Assignee all rents, ussues and profits from the Property, as well as Assignor's interest in all leases, oral or written, now in effect or hereinafter entered into concerning the Property.

2. Assignor reserves the right to collect the rents, issues and profits from the Property only for so long as Assignor is not in default under the terms of the Deed of Trust.



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

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                ABSOLUTE ASSIGNMENT OF RENTS RIDER (continued)
-----------------------------------------------------------------------------

3. In the event of a default by Assignor under the terms of the Deed of Trust, Assignee shall be entitled to accelerate all sums due under the loan secured said Deed of Trust in accordance with the terms thereof and is authorized to enter into and upon the Property, by itself or through an agent, for the purpose of collecting the rents, issues and profits from the Property. In such event Assignee may, in its sole discretion, take and hold possession of the Property, operate and manage the Property and take such other action as it may deem necessary to protect its security interest in the Property and its rents, issues and profits. Assignor appoints Assignee its true, lawful and irrevocable attorney to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Assignor or in the name of the Assignee, for all such rents.

4. In addition to the rights set forth in paragraph 3 above, Assignee may exercise any other remedy it has at law or pursuant to the terms of the Deed of Trust. Without in any way limiting the foregoing, Assignee shall have the right, in its sole discretion, to seek the appointment of a receiver to take possession of the property, manage same, and collect the rents, issues and profits on behalf of Assignee.

5. Assignor agree not to collect any rent, issues or profits occurring under the leases, rental agreements or otherwise from the Property in advance of the time when they shall become due without the prior written consent of Assignee.

6. Assignee does not assume any of the Assignor's obligations under any lease or any other agreement assigned hereunder, and Assignor agrees to keep and perform all obligations thereunder and to save Assignee harmless from the consequences of any failure to do so.

7. Assignor agree that it will not assign any interest in any lease, or any other agreement to pay any rent assigned hereunder, and that notice of this Agreement may be given to any lessee or party to any such agreement at any time at Assignee's option.

8. This Assignment is intended by Assignor and Assignee to create an absolute assignment to Assignee, rather than an assignment for security purpose only. Any sums collected by or on behalf of Assignee pursuant to the provisions of this Assignment shall be applied first to the payment of any costs incurred for management of the property and collection of rents (including, but not limited to receiver's fees, premiums on receiver's bonds and reasonable attorney's fees), and then to other sums secured by the Deed of Trust. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered in person or by United States mail, certified or registered, return receipt requested, or otherwise actually delivered to the corresponding notice address listed below.

Notice Address for Assignor:                    Notice Address for Assignee:
A W G , LTD.                                    BAR-K INC.
                                                432 Estudillo Avenue
                                                San Leandro, CA 94577

SIGNATURE OF ASSIGNOR (Trustor)



     /S/   Darla Perkins
--------------------------------               ------------------------------
A W G , LTD., a
Nevada corporation
By: DARLA PERKINS, PRESIDENT


--------------------------------


                           SEE NEXT PAGE FOR NOTARY


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
-----------------------------------------------------------------------------
                ABSOLUTE ASSIGNMENT OF RENTS RIDER (continued)
-----------------------------------------------------------------------------

State of California                 }
                                    }ss.
County of NAPA                      }

On April 17, 1996 before me, Brenda K. Flannery,
Notary Public, personally appeared:

Darla Perkinks, President
--------------------------------------
[   ] personally known to me; or
[ X ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) IS/ARE/ subscribed to the within instrument, and acknowledged to me that HE/SHE/THEY executed the same in HIS/HER/THEIR authorized capacity(ies), and that by HIS/HER/THEIR signature(s) on the instrument the person or entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.          BRENDA K. FLANNERY
                                            COMM. #1071068
Brenda K. Flannery                          NOTARY PUBLIC - CALIFORNIA
Notary Signature                            NAPA COUNTY
                                            My Comm. Expires SEPT. 4, 1998


State of California                         }
                                            }ss.
County of _______________                   }

On _____________ before me, ____________________________________________ ,
Notary Public, personally appeared:

-----------------------------------------------------------------------------
[ ] personally known to me; or
[ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) IS/ARE subscribed to the within instrument, and acknowledged to me that HE/SHE/THEY executed the same in HIS/HER/THEIR authorized capacity(ies), and that by HIS/HER/THEIR signatures(s) on the instrument the person or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


-----------------------------
Notary Signature


(Generated by Golden Omega Software (408)748-9961)               Page 3 of 3

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                            END OF DOCUMENT Page 1

                                                        Escrow No. 71097 - 74

                        LEGAL DESCRIPTION EXHIBIT "A"

COMMENCING AT A POINT ON THE NORTHEASTERN LINE OF THE COUNTY ROAD COMMONLY KNOWN AS THE "BIG RANCH ROAD", WHERE THE SAME IS INTERSECTED BY THE CENTER LINE OF A CERTAIN STONE DITCH RUNNING THROUGH LOT 12 AS SAID LOT IS SHOWN UPON THE MAP HEREINAFTER REFERRED TO, SAID POINT OF COMMENCEMENT BEING FURTHER DESCRIBED AS BEING THE POINT OF INTERSECTION OF SAID NORTHEASTERN LINE OF THE "BIG RANCH ROAD" WITH THE SOUTHEASTERN LINE OF THE 39.25 ACRE TRACT HERETOFORE CONVEYED TO L.L. JORDAN BY DEED OF RECORD IN BOOK 112 OF DEEDS, AT PAGE 18. RECORDS OF SAID NAPA COUNTY AND RUNNING THENCE FROM SAID POINT OF COMMENCEMENT, AND ALONG THE NORTHEASTERN LINE OF SAID COUNTY ROAD SOUTH 30 30' EAST 849.5 FEET TO THE SOUTHEASTERN LINE OF SAID LOT 12, THENCE NORTH 55 EAST AND ALONG THE SOUTHEASTERN LINE SAID LOT 12, A DISTANCE OF
46.90 CHAINS, MORE OR LESS. TO THE CENTER OF NAPA RIVER; THENCE UP SAID RIVER AND FOLLOWING MEANDERINGS OF THE CENTER LINE THEREOF TO THE SOUTHEASTERN LINE OF THE 33 ACRE TRACT CONVEYED TO E.C. GADDINI BY DEED OF RECORD IN BOOK 110 OF DEEDS, AT PAGE 362, SAID NAPA COUNTY RECORDS, THENCE WESTERLY ALONG THE SOUTHEASTERN LINE OF SAID 33 ACRE TRACT TO A LARGE OAK TREE AND THENCE SOUTH 55 3/4 WEST AND ALONG THE SOUTHEASTERN LINE OF SAID GADDINI AND THE SOUTHEASTERN LINE OF PREMISES CONVEYED TO JORDAN HEREINABOVE REFERRED TO, 1967 FEET TO THE POINT OF COMMENCEMENT. BEING A PORTION OF LOT 12, AS SHOWN ON THAT CERTAIN MAP, DUPLICATE PLAT OF THE SAUSAL RANCHO, RECORDED NOVEMBER 21, 1864 IN BOOK 1 OF DEEDS AT PAGE 99, NAPA COUNTY RECORDS, AND BEING THE SAME AS SET FORTH ON RECORD OF SURVEY MAP NO. 3998, FILED FEBRUARY 2, 1987 IN BOOK 25 OF SURVEYS, PAGE 62, NAPA COUNTY RECORDS.

EXCEPTING THEREFROM THOSE LANDS DESCRIBED IN THE DEED TO KAREN M. VILLAREAL, RECORDED SEPTEMBER 9, 1993, INSTRUMENT NO. 1993-031422, NAPA COUNTY RECORDS.

PARCEL TWO:

THOSE LANDS DESCRIBED IN THE DEED TO KAREN M. VILLAREAL, RECORDED SEPTEMBER 29,1993, INSTRUMENT NO. 1993-031422, NAPA COUNTY RECORDS, WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT FORMED BY THE INTERSECTION OF THE EASTERN LINE OF THE COUNTY ROAD COMMONLY KNOWN AS BIG RANCH ROAD WITH THE SOUTHERN LINE OF THE 55 ACRE TRACT OF LAND DESCRIBED AS PARCEL ONE, FIRST TRACT, IN THE DECREE IN THE ESTATE OF THOMAS MAXWELL, DECEASED, AND RECORDED OCTOBER 10, 1950, IN VOLUME 346 OF OFFICIAL RECORDS, PAGE 446, NAPA COUNTY RECORDS; RUNNING THENCE ALONG THE EASTERN LINE OF SAID BIG RANCH ROAD NORTH 30 30' WEST 325.57 FEET; THENCE NORTH 55 52' EAST 258.83 FEET AND NORTH 32 33' WEST 79.82 FEET TO THE TRUE POINT OF COMMENCEMENT OF THE TRACT OF LAND HEREIN DESCRIBED: RUNNING THENCE FROM SAID POINT OF COMMENCEMENT NORTH 56 07' EAST 400.00 FEET: THENCE SOUTH 32 33' EAST 230.00 FEET; THENCE SOUTH 56 07' WEST 400.00 FEET; THENCE NORTH 32 33' WEST 230.00 FEET TO THE POINT OF COMMENCEMENT.

BEING A PORTION OF LOT NO. 12 AS SAID LOT IS SHOWN ON THAT CERTAIN MAP ENTITLED "DUPLICATE PLAT OF THE SAUSAL RANCHO, NAPA, COUNTY, CALIFORNIA" RECORDED NOVEMBER 21, 1864, IN VOLUME "1" OF DEEDS, PAGE 99, SAID NAPA COUNTY RECORDS.

ALSO A RIGHT-OF-WAY FOR ROAD PURPOSES, 20.00 FEET WIDE. THE CENTERLINE OF WHICH IS DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE EASTERN LINE OF SAID BIG RANCH ROAD, SAID POINT BEING DISTANT THEREON NORTH 30 30' WEST 325.57 FEET FROM THE INTERSECTION THEREOF WITH THE SOUTHERN LINE OF THE 55 ACRE TRACT HEREINABOVE REFERRED TO; RUNNING THENCE NORTH 55 52' EAST 258.83 FEET TO A POINT ON THE WESTERN LINE OF THE 2.11 ACRE TRACT HEREINABOVE DESCRIBED; SAID POINT BEING SOUTH 32 33' EAST 79.82 FEET DISTANT THEREON FROM THE NORTHWESTERN CORNER OF SAID 2.11 ACRE TRACT.

              MODIFICATION OF PROMISSORY NOTE AND LOAN AGREEMENT

         The undersigned parties to this agreement intend to modify that certain promissory note dated April, 12, 1996 executed by A W G, Ltd., a Nevada corporation, as Payee, in favor of Bar-K, Inc., a California corporation, as Lender, in the amount of $1,680,000.00 (the "promissory note"). As consideration for such modification of promissory note, A W G , Ltd., a Nevada corporation, agrees to pay to Bar-K, Inc., a California corporation, a modification of promissory note fee of $10,750.00 and A W G, Ltd., a Nevada corporation agrees to pay the amounts stated in Section 2 and 3 below.

         The parties agree to modify the promissory note as follows:

         1. The principal balance due under the promissory note as of September 15, 1997 was $1,666,139.27.

         2. A payment of $14,000.00 was due on October 15, 1997 and a payment of $14,000.00 is due on November 15, 1997.

         3. A late charge of $1,400.00 is due for the payment which was due on October 15, 1997.

         4. The requirement to pay the $200,000.00 payment on October 15, 1996 is waived.

         This Modification of Promissory Note and Loan Agreement shall not be effective until and unless (a) Bar K, Inc. receives from Chicago Title Insurance Company a 110.5 endorsement which insures the priority of this Modification of Promissory Note and Loan Agreement, and (b) promissory note shall be null and void unless these conditions are performed on or before November 14, 1997.

         Upon this modification of promissory note becoming effective, the promissory note shall be current and all other provisions of the promissory note shall remain the same.



A W G , Ltd., a Nevada corporation      Bar K, Inc., a California corporation




    /S/    Mack H. Jennings                       /S/   Kelly Ng
-----------------------------------     -------------------------------------
By:   Mack H. Jennings                  By:   Kelly NG
Its:  President                         Its:  Vice President

Dated: 12/01/97                         Dated: 11/10/97


                            MODIFICATION AGREEMENT